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                                                                      EXHIBIT 99


                                REVOCABLE PROXY
                    COLUMBIAN BANK, A FEDERAL SAVINGS BANK
                       SPECIAL MEETING, __________, 1998
                     PROXY SOLICITED BY BOARD OF DIRECTORS


    The undersigned hereby appoints Donald F. Angert and ________________, and each of them, proxies with power of substitution to vote on behalf of the stockholders of Columbian Bank, a Federal Savings Bank ("Columbian"), at a special meeting to be held on __________, 1998 and any adjournment thereof, with all powers that the undersigned would possess if personally present, with respect to the following:

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE HEREOF, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE MERGER AND THE MERGER AGREEMENT (DEFINED ON THE REVERSE
SIDE). THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.


[X]    Please mark votes as in this example.

1. To approve the acquisition of Columbian by Cecil Bancorp, Inc. ("Cecil Bancorp") through the merger of Columbian with Columbian Interim Savings Bank ("Interim"), a wholly-owned subsidiary of Cecil Bancorp (the "Merger") and to approve the Reorganization and Merger Agreement dated as of May 29, 1998 by and among Cecil Bancorp and Columbian which sets forth the terms and conditions of the Merger.

       FOR               AGAINST          ABSTAIN

       [_]                 [_]              [_]

    Please date and sign as name is imprinted hereon, including designation as executor, etc., if applicable. A corporation must sign in its name by the president or other authorized officers. All co-owners must sign.

    A majority of the proxies or substitutes present at the meeting may exercise all powers granted hereby.


MARK HERE FOR ADDRESS
CHANGE AND NOTE AT LEFT  [_]

Signature                                Date
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Signature                                Date
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